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                                                                   EXHIBIT 10(o)


                                    AMENDMENT

                  Amendment dated as of September 1, 1998 to the Consulting Agreement (the "Consulting Agreement") dated as of August 9, 1996 between Sensormatic Electronics Corporation, a Delaware corporation (the "Corporation"), and Ronald G. Assaf ("Assaf").

                              W I T N E S S E T H:

                  WHEREAS, the Consulting Agreement effected certain changes to the Agreement dated as of December 23, 1988 between Assaf and the Corporation (the "Change in Control Agreement"); and

                  WHEREAS, the Corporation recently updated its change in control agreements generally and Assaf's Change in Control Agreement in particular; and

                  WHEREAS, the parties hereto wish to make conforming changes to the Consulting Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby amend the Consulting Agreement as follows:

                  Effective as of the date hereof (the "Amendment Date"), the provisions of Section 8(a) of the Consulting Agreement (as originally set forth in the Consulting Agreement, the "Consulting Agreement Change of Control Provisions") have been given effect in the amended and restated Change of Control Agreement. Accordingly, the Consulting Agreement Change of Control Provisions shall be without further force or effect, except that it is still the understanding of the parties that the provisions of Section 3 of the Consulting Agreement shall be applicable in the event of a Change in Control, that the Change in Control Agreement may be amended by mutual agreement of Assaf and the Corporation, and that any such amendments shall be given effect for all purposes of the Consulting Agreement.

                  References in the Consulting Agreement to the Change in Control Agreement (other than in the Consulting Agreement Change of Control Provisions) shall be deemed to refer to the Change in Control Agreement as amended and restated as of the Amendment Date, as the same may be further amended in accordance with the preceding paragraph.

Subject to the amendments set forth above, the Consulting Agreement shall remain in full force and effect.






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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment on the date first set forth above.

                                  SENSORMATIC ELECTRONICS
                                     CORPORATION


                                  By: /s/ Robert A. Vanourek
                                      ----------------------------------------
                                      Robert A. Vanourek
                                      President and Chief Executive Officer



                                  /s/ Ronald G. Assaf
                                  --------------------------------------------
                                  Ronald G. Assaf